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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Selected Financial Data" and to the incorporation by reference in the Registration Statement (Form S-8 No. 333-127131) pertaining to the Amended and Restated Stock Option Plan, the 2003 Stock Option Plan and the 2005 Stock Incentive Plan of Unica Corporation and the Registration Statement (Form S-8 No. 333-131483) pertaining to the 2005 Employee Stock Purchase Plan, as amended of Unica Corporation of our reports dated December 13, 2006, with respect to the consolidated financial statements Unica Corporation, Unica Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Unica Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 2006.

                                                 /s/ ERNST & YOUNG LLP

Boston, Massachusetts
December 13, 2006